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                                                             EXHIBIT 10.1(b)(ii)




                               SCAP GUARANTY II

        THIS GUARANTY, dated as of July 25, 1994, made by SCAP ASSOCIATES, L.L.C., a Delaware limited liability company (the "Guarantor"), in favor of CONTINENTAL BANK, an Illinois banking corporation ("Continental") and ITEL RAIL HOLDINGS CORPORATION ("IRHC", and together with Continental, the "Credit Parties"),

                             W I T N E S S E T H:

        WHEREAS, it is a condition precedent to the making of the Loans under the Term Loan Agreement (as defined below), that the Guarantor execute and deliver this Guaranty; and

        WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement (as defined below), that the Guarantor execute and deliver this Guaranty; and

        WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

        NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Continental to make the Loans pursuant to the Term Loan Agreement and IRHC to consummate the transactions contemplated by the Purchase Agreement, the Guarantor agrees, for the benefit of the Credit Parties, as follows:


                                  ARTICLE I.
                                 DEFINITIONS

        SECTION A. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

        "Credit Document" means the Term Loan Agreement and each other Loan Document, the IRHC Notes and each other document relating thereto.

        "Credit Obligor" means any Obligor under any Loan Document or any obligor (other than IRHC) under either IRHC Note or any document relating thereto.
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        "Credit Obligation" means any Obligation under any Loan Document or any obligation of any Credit Obligor under either IRHC Note or any related document.

        "Credit Parties" is defined in the preamble.

        "Debtor" means Signal Capital Holdings Corporation, a Delaware corporation.

        "Guaranteed Obligations" means, collectively,

          (a)  the Obligations of the Debtor under the Term Loan Agreement;

          (b)  the Obligations of the Debtor under the SCHC Guaranty II; and

          (c)  the obligations of the Debtor under the IRHC/SCHC Note.

in each case, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b).

     "Guarantor" is defined in the preamble.

     "Guaranty" means this Guaranty, as amended or otherwise modified from time to time.

     "IRHC Notes" means the IRHC/SCAP Note and the IRHC/SCHC Note.

     "IRHC/SCAP Note" means the promissory note, dated as of July 25, 1994, made by the Guarantor payable to the order of IRHC, as amended or otherwise modified from time to time.

     "IRHC/SCHC Note" means the promissory note, dated as of July 25, 1994, made by the Debtor payable to the order of IRHC, as amended or otherwise modified from time to time.

     "Purchase Agreement" means the Purchase Agreement, dated as of June 23, 1994, among the Guarantor, IRHC, and Itel Corporation, a Delaware corporation, as amended or otherwise modified from time to time.

     "Term Loan Agreement" means the Term Loan Agreement, dated as of July 25, 1994, among the Guarantor, the Debtor and Continental, as amended or otherwise modified from time to time.



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        SECTION 1.2.  Term Loan Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Term Loan Agreement.


                                 ARTICLE II.
                             GUARANTY PROVISIONS

        SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

          a. guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Guaranteed Obligations, and

          b. indemnifies and holds harmless each Credit Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by either Credit Party, as the case may be, in enforcing any rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that either Credit Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Debtor or any other Credit Obligor before or as a condition to the obligations of the Guarantor hereunder.

        SECTION 2.2. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations and all obligations of the Guarantor hereunder shall have been paid in full. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Term Loan Agreement and the IRHC Notes and each other Credit Document under which they arise, as the case may be, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of the Term Loan Agreement, either IRHC Note or any other Credit Document;



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          (b)  the failure of either Credit Party

                (i) to assert any claim or demand or to enforce any right or remedy against the Debtor, any other Credit Obligor or any other Person (including any other guarantor) under the provisions of the Term Loan Agreement, either IRHC Note, any other Credit Document or otherwise, or

                (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Credit Obligations of the Debtor or any other Credit Obligor;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Credit Obligations of the Debtor or any other Credit Obligor, or any other extension, compromise or renewal of any Credit Obligation of the Debtor or any other Credit Obligor;

         (d) any reduction, limitation, impairment or termination of the Credit Obligations of the Debtor or any other Credit Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Credit Obligations of the Debtor, any other Credit Obligor or otherwise;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Term Loan Agreement, either IRHC Note or any other Credit Document;

         (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by either Credit Party securing any of the Credit Obligations of the Debtor or any other Credit Obligor; or

         (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Debtor, any other Credit Obligor, any surety or any guarantor.

        SECTION 2.3 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part)



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of any of the Guaranteed Obligations is rescinded or must otherwise be restored by either Credit Party, upon the insolvency, bankruptcy or reorganization of the Debtor, any other Credit Obligor or otherwise, as though such payment had not been made.

        SECTION 2.4. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Credit Obligations of the Debtor or any other Credit Obligor and this Guaranty and any requirement that either Credit Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Debtor, any other Credit Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Credit Obligations of the Debtor or any other Credit Obligor, as the case may be.

        SECTION 2.5. Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Debtor or any other Credit Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Credit Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of either Credit Party against the Debtor or any other Credit Obligor or any collateral which either Credit Party now have or hereafter acquire, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Debtor or any other Credit Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Credit Parties, and shall forthwith be paid to the Credit Parties to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing and other arrangements contemplated by the Term Loan Agreement and the Purchase Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

        SECTION 2.6. Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:



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        (a)   be binding upon the Guarantor, and its successors, transferees and assigns; and

        (b) inure to the benefit of and be enforceable by the Credit Parties and, to the extent permitted by the Term Loan Agreement and the IRHC/SCHC Note, their respective successors, transferees and assigns.

        Without limiting the generality of clause (b), each Credit Party may assign or otherwise transfer (in whole or in part) any Credit Obligation held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to either Credit Party under any Credit Document (including this Guaranty), the IRHC Notes or otherwise, subject, however, to the applicable restrictions on transfer in the relevant Credit Document.


                                 ARTICLE III.
                           MISCELLANEOUS PROVISIONS

        SECTION 3.1. Binding on Successors, Transferees and Assigns; Assignment of Guaranty. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Credit Parties and their respective successors and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of both Credit Parties.

        SECTION 3.2. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Credit Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 3.3. Addresses for Notices. All notices and other communications provided to any party pursuant to this Guaranty shall be in writing (including telecopy) and addressed, delivered or transmitted to such party at its address or telecopy number set forth below or at such other address or telecopy number as may be designated by such party in a notice to the other party or parties:



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Continental:
Continental Bank
231 South LaSalle Street
Chicago, Illinois  60697
Telephone:     312-828-8912
Telecopy:      312-828-3824
Attention:     L. Dustin Vincent, III
               Vice President


IRHC:
Itel Rail Holdings Corporation
210 West Ninth Street Plaza
Wilmington, Delaware  19801
Telephone:     302-655-8894
Telecopy:      302-658-0468
Attention:     Secretary

with a copy to:

IRHC:
Itel Rail Holdings Corporation
2 North Riverside Plaza
Suite 1900
Chicago, Illinois  60606
Telephone:     312-902-1515
Telecopy:      312-902-1512
Attention:     General Counsel

The Guarantor:
SCAP Associates, L.L.C.
885 Third Avenue
Suite 2400
New York, New York 10022
Telephone:     212-751-4110
Telecopy:      212-826-5617
Attention:     Douglas H. Wolf

        Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted with electronic confirmation of receipt.

        SECTION 3.4. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of either Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the



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exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 3.5. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

        SECTION 3.6. Setoff. In addition to, and not in limitation of, any rights of the Credit Parties under applicable law, the Credit Parties shall, upon the occurrence of any Event of Default (as defined in the Term Loan Agreement) or an Event of Default (as defined under the IRHC Notes), have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to the Credit Parties a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with the Credit Parties.

        SECTION 3.7. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        SECTION 3.8. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF NEW YORK. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, THE GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK.

        SECTION 3.9. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE CREDIT PARTIES ENTERING INTO THE TERM LOAN AGREEMENT AND THE IRHC NOTES, RESPECTIVELY.



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        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its representative thereunto duly authorized as of the date first above written.

                                                 SCAP ASSOCIATES, L.L.C.



                                                 By:____________________________
                                                     Title:



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